[LETTERHEAD OF TANNER + CO.]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 Post Effective Amendment #1 of our report dated February 7, 2002, relating to the financial statements of Rubicon Medical Corporation and to the references to our Firm under the caption "Experts" in the Prospectus.

                                            /s/ Tanner + Co.


Salt Lake City, Utah
April 18, 2002